--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                                     OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 15, 1997

                          RADNOR HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                   333-19495                 23-2674715
     (State or other       (Commission File Number)         (IRS Employer
     jurisdiction of                                     Identification No.)
     incorporation)

                         THREE RADNOR CORPORATE CENTER
                                   SUITE 300
                              RADNOR, PENNSYLVANIA
                    (Address of principal executive offices)

                                     19087
                                   (Zip Code)

                                 (610) 341-9600
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

  On October 15, 1997, Radnor Holdings Corporation (the "Company"), through certain newly-formed foreign subsidiaries of the Company (StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark ApS (collectively, the "Subsidiaries")) acquired substantially all of the tangible and intangible assets and long-term investments relating to the polystyrene production and conversion operations of Neste Oy. The acquired assets included, without limitation, real property, machinery and equipment, intellectual property rights, permits and licenses, books and records, contract rights, inventories and receivables. Following the acquisition, the assets acquired by the Company and the Subsidiaries will continue to be utilized for polystyrene production and conversion operations. The parties made the purchase and sale pursuant to a Sale of Assets Agreement dated as of September 17, 1997, among Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S and the Subsidiaries and the Company. Except with respect to certain post-closing contractual arrangements described below, there was and is no material relationship between any of the sellers and any of the buyers, including the Company. The cash consideration for the acquired assets was
213.0 million Finnish markkas ($40.8 million as of the date of closing) plus the value of the net working capital, which included accounts receivable, inventory, trade accounts payable and accrued liabilities. The net working capital was estimated to be 60.0 million Finnish markkas ($11.5 million as of the date of closing), of which 16.5 million Finnish markkas were placed in an escrow account at closing and 43.5 million Finnish markkas were paid to Neste Oy at closing. The purchase price will be adjusted on a markka for markka basis following an audit of net working capital to the extent that the net working capital as of closing was greater or less than 60.0 million Finnish markkas. The Company also obtained an option, pursuant to a letter agreement, to acquire certain assets relating to conversion operations located in Russia for a price of 2.0 million Finnish markkas, which the Company anticipates exercising and closing in 1998. The purchase price was based on negotiations with Neste Oy. Proceeds from the offering of $60.0 million of the Company's Series B Senior Notes due 2003, issued pursuant to exemptions under the Securities Act of 1933, as amended, were utilized to pay the cash consideration.

  In connection with the closing of the acquisition, the Company entered into certain other arrangements with Neste Oy, including: (i) a Land Lease Agreement; (ii) a Utilities Supply Agreement; (iii) a Neste Service Agreement;
(iv) a Sales and Marketing Agreement and (v) a Personnel Agreement. The Land Lease Agreement relates to the land on which the principal expandable polystyrene manufacturing facility in Porvoo, Finland is located and extends for a period of 30 years for a nominal rent, with an option for the Company to extend the lease or acquire the leased property following the initial term of the lease. Through the Utilities Supply Agreement, which extends for a ten-year term and thereafter continues unless 24 months' prior written notice of termination is provided by one of the parties, the Company purchases electricity, nitrogen, steam, drinking water and salt-free water from Neste Oy. Pursuant to the Neste Service Agreement, Neste Oy provides certain site services at the Porvoo industrial complex to the Company. The agreement initially extends for a period of one year and thereafter continues for additional one-year periods, with specific services subject to termination upon written notice provided by either party in accordance with the agreement. The Sales and Marketing Agreement pertains to the employment by the Company of certain polystyrene products sales persons and brokerage services to be provided by affiliates of Neste Oy in certain European countries. This agreement also grants the Company an option to maintain offices and utilize certain office services at five sales offices of affiliates of Neste Oy throughout Europe and Russia. The Personnel Agreement separately relates to the transfer of certain of Neste Oy's employees to the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)Financial Statements of Businesses Acquired

                                                                           PAGE
                                                                           ----
NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI
  Report of Independent Public Accountants................................  F-1
  Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (unau-
   dited).................................................................  F-2
  Statements of Operations for the Years ended December 31, 1994, 1995 and
   1996 and the Six Months Periods Ended June 30, 1996 and 1997 (unau-
   dited).................................................................  F-3
  Statements of Changes in Owner's Investment for the Years Ended December
   31, 1994, 1995 and 1996 and the Six Month Period Ended June 30, 1997
   (unaudited)............................................................  F-4
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and
   1996 and the Six Month Periods Ended June 30, 1996 and 1997 (unau-
   dited).................................................................  F-5
  Notes to Financial Statements...........................................  F-6
ISORA OY
  Report of Independent Public Accountants................................ F-10
  Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (unau-
   dited)................................................................. F-11
  Statements of Operations for the Years Ended December 31, 1994, 1995 and
   1996 and the Six Month Periods Ended June 30, 1996 and 1997 (unau-
   dited)................................................................. F-12
  Statements of Changes in Stockholder's Equity for the Years Ended Decem-
   ber 31, 1994, 1995 and 1996 and the Six Month Period Ended June 30,
   1997 (unaudited)....................................................... F-13
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and
   1996 and the Six Month Periods Ended June 30, 1996 and 1997 (unau-
   dited)................................................................. F-14
  Notes to Financial Statements........................................... F-15
NESTE CELLPLAST AB
  Report of Independent Public Accountants................................ F-19
  Auditors' Report on Neste Cellplast AB.................................. F-20
  Auditors' Report on Neste Cellplast Aktiebolag.......................... F-21
  Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (unau-
   dited)................................................................. F-22
  Statements of Operations for the Years Ended December 31, 1994, 1995 and
   1996 and the Six Month Periods Ended June 30, 1996 and 1997 (unau-
   dited)................................................................. F-23
  Statements of Changes in Stockholders' Equity for the Years Ended Decem-
   ber 31, 1994, 1995 and 1996 and the Six Month Period Ended June 30,
   1997 (unaudited)....................................................... F-24
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and
   1996 and the Six Month Periods Ended June 30, 1996 and 1997 (unau-
   dited)................................................................. F-25
  Notes to Financial Statements........................................... F-26
NESTE THERMISOL A/S
  Report of Independent Public Accountants................................ F-30
  Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (unau-
   dited)................................................................. F-31
  Statements of Operations for the Years Ended December 31, 1994, 1995 and
   1996 and the Six Month Periods Ended June 30, 1996 and 1997 (unau-
   dited)................................................................. F-32
  Statements of Changes in Shareholders' Equity for the Years Ended Decem-
   ber 31, 1994, 1995 and 1996 and the Six Month Period Ended June 30,
   1997 (unaudited)....................................................... F-33
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and
   1996 and the Six Month Periods Ended June 30, 1996 and 1997 (unau-
   dited)................................................................. F-34
  Notes to Financial Statements........................................... F-35

(b)Pro Forma Financial Information

RADNOR HOLDINGS CORPORATION AND SUBSIDIARIES PRO FORMA CONSOLIDATED FINAN-
 CIAL DATA
  Pro Forma Consolidated Statement of Operations for the Year Ended Decem-
   ber 27, 1996 (unaudited)...............................................  F-38
  Notes to Pro Forma Consolidated Statement of Operations for the Year
   Ended December 27, 1996 (unaudited)....................................  F-39
  Pro Forma Consolidated Statement of Operations for the Six Month Period
   Ended June 27, 1997 (unaudited)........................................  F-41
  Notes to Pro Forma Consolidated Statement of Operations for the Six
   Month Period Ended June 27, 1997 (unaudited)...........................  F-42
  Pro Forma Consolidated Balance Sheet as of June 27, 1997 (unaudited)....  F-43

(c)Exhibits

2.1 Sale of Assets Agreement between Neste Oy, Isora Oy, Neste Cellplast AB, Neste Thermisol A/S and StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB, ThermiSol Denmark ApS and Radnor Holdings Corporation dated as of September 17, 1997 (the schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the Commission upon its request).

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                          Radnor Holdings Corporation

                                                  /s/ Michael V. Valenza
                                          By:__________________________________
                                              TITLE: SENIOR VICE PRESIDENT--
                                                          FINANCE

DATE: OCTOBER 29, 1997

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neste Oy:

  We have audited the accompanying balance sheets of NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI (an operating unit of the NESTE Oy Chemicals division) as of December 31, 1995 and 1996, and the related statements of operations, changes in owner's investment and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 1).

                                                             ARTHUR ANDERSEN OY
Helsinki, Finland
 September 5, 1997
 (except with respect to the matters discussed in Note 10, as to which the date is September 17, 1997)

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                                 BALANCE SHEETS
                          (IN THOUSANDS OF US DOLLARS)

                                          DECEMBER 31, DECEMBER 31,  JUNE 30,
                                              1995         1996        1997
                                          ------------ ------------ -----------
                                                                    (UNAUDITED)
                 ASSETS
                 ------
CURRENT ASSETS:
  Accounts receivable....................   $  7,615     $  6,499    $  9,885
  Inventories, net.......................     10,498        5,149       5,146
  Prepaid expenses and other.............         71          735         474
                                            --------     --------    --------
                                              18,184       12,383      15,505
                                            --------     --------    --------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land and improvements..................        483          453         406
  Buildings and improvements.............     19,680       18,648      17,052
  Machinery and equipment................     30,374       28,146      25,506
                                            --------     --------    --------
                                              50,537       47,247      42,964
  Less accumulated depreciation..........    (23,263)     (22,963)    (21,312)
                                            --------     --------    --------
                                              27,274       24,284      21,652
  Share of common assets allocated by
   Neste (Note 5)........................      2,581        1,735       1,385
                                            --------     --------    --------
    Total property, plant, and
     equipment...........................     29,855       26,019      23,037
                                            --------     --------    --------
OTHER ASSETS.............................        332          344         336
                                            --------     --------    --------
                                            $ 48,371     $ 38,746    $ 38,878
                                            ========     ========    ========
   LIABILITIES AND OWNER'S INVESTMENT
   ----------------------------------
CURRENT LIABILITIES:
  Accounts payable.......................   $  3,811     $  3,657    $  5,421
  Accrued liabilities....................      1,024        1,353       1,588
                                            --------     --------    --------
                                               4,835        5,010       7,009
COMMITMENTS AND CONTINGENCIES (Note 9)
OWNER'S INVESTMENT.......................     43,536       33,736      31,869
                                            --------     --------    --------
                                            $ 48,371     $ 38,746    $ 38,878
                                            ========     ========    ========

  The accompanying notes are an integral part of these finanacial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                            STATEMENTS OF OPERATIONS
                          (IN THOUSANDS OF US DOLLARS)

                                                           FOR THE SIX MONTH PERIOD
                          FOR THE YEAR ENDED DECEMBER 31,       ENDED JUNE 30,
                          -------------------------------- ---------------------------
                             1994       1995       1996        1996           1997
                          ---------- ---------- ---------- ------------   ------------
                                                           (UNAUDITED)    (UNAUDITED)
NET SALES...............  $   58,188 $   63,179 $   60,805  $     30,342   $     29,735
COST OF GOODS SOLD......      41,060     47,944     40,752        19,912         20,691
                          ---------- ---------- ----------  ------------   ------------
GROSS PROFIT............      17,128     15,235     20,053        10,430          9,044
OPERATING EXPENSES:
  Distribution..........       2,961      2,471      3,392         1,598          1,667
  Selling, general and
   administrative.......       7,515     10,652     10,768         4,874          5,845
  Allocation from
   Neste................       1,529      2,026      1,610           925             --
                          ---------- ---------- ----------  ------------   ------------
INCOME FROM OPERATIONS..       5,123         86      4,283         3,033          1,532
OTHER INCOME............           1          1         --            --             --
                          ---------- ---------- ----------  ------------   ------------
INCOME BEFORE INCOME
 TAXES..................       5,124         87      4,283         3,033          1,532
PROVISION FOR INCOME
 TAXES..................       1,434         24      1,199           849            429
                          ---------- ---------- ----------  ------------   ------------
NET INCOME..............  $    3,690 $       63 $    3,084  $      2,184   $      1,103
                          ========== ========== ==========  ============   ============



   The accompanying notes are an integral part of these financial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                  STATEMENTS OF CHANGES IN OWNER'S INVESTMENT
                          (IN THOUSANDS OF US DOLLARS)

   BALANCE, January 1, 1994........................................... $ 39,522
     Net income.......................................................    3,690
     Contributions from Neste.........................................      932
                                                                       --------
   BALANCE, December 31, 1994......................................... $ 44,144
     Net income.......................................................       63
     Distributions to Neste...........................................   (2,107)
     Translation adjustment...........................................    1,436
                                                                       --------
   BALANCE, December 31, 1995.........................................   43,536
     Net income.......................................................    3,084
     Distributions to Neste...........................................  (10,170)
     Translation adjustment...........................................   (2,714)
                                                                       --------
   BALANCE, December 31, 1996.........................................   33,736
     Net income (unaudited)...........................................    1,103
     Contributions from Neste (unaudited).............................      608
     Translation adjustment (unaudited)...............................   (3,578)
                                                                       --------
   BALANCE, June 30, 1997 (unaudited)................................. $ 31,869
                                                                       ========



   The accompanying notes are an integral part of these financial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                            STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                               FOR THE SIX MONTH PERIOD
                           FOR THE YEAR ENDED DECEMBER 31,          ENDED JUNE 30,
                          -----------------------------------  ----------------------------
                             1994        1995        1996          1996            1997
                          ----------  ----------  -----------  ------------    ------------
                                                               (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
  Net income............  $    3,690  $       63  $     3,084    $      2,184    $      1,103
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
  Depreciation..........       2,141       2,455        1,975             997             845
  Changes in operating
   assets and liabili-
   ties--
   Accounts receivable..      (3,739)      4,016          648          (4,148)         (4,068)
   Inventories, net.....      (1,354)        306        4,704           4,038            (537)
   Prepaid expenses and
    other...............         --          (71)        (668)           (274)            184
   Accounts payable.....         541      (2,605)          80             777           2,270
   Accrued liabilities..        (587)        903          392             468             256
                          ----------  ----------  -----------    ------------    ------------
    Net cash provided by
     operating activi-
     ties...............         692       5,067       10,215           4,042              53
                          ----------  ----------  -----------    ------------    ------------
CASH FLOWS FROM INVEST-
 ING ACTIVITIES:
  Net purchases of
   property, plant,
   equipment and other
   assets...............      (1,517)     (3,081)        (699)           (276)           (790)
  Net (increase)
   decrease in share of
   common assets
   allocated by Neste...        (485)        121          695            (294)            167
                          ----------  ----------  -----------    ------------    ------------
    Net cash used in in-
   vesting activities...      (2,002)     (2,960)          (4)           (570)           (623)
                          ----------  ----------  -----------    ------------    ------------
CASH FLOWS FROM FINANC-
 ING ACTIVITIES:
  Other.................         378         --           (41)            (14)            (38)
  Contributions from
   (distributions to)
   Neste................         932      (2,107)     (10,170)         (3,458)            608
                          ----------  ----------  -----------    ------------    ------------
    Net cash (provided
     by) used in
     financing
     activities.........       1,310      (2,107)     (10,211)         (3,472)            570
                          ----------  ----------  -----------    ------------    ------------
CASH, BEGINNING OF PERI-
 OD.....................         --          --           --              --              --
                          ----------  ----------  -----------    ------------    ------------
CASH, END OF PERIOD.....  $      --   $      --   $       --     $        --     $        --
                          ==========  ==========  ===========    ============    ============


   The accompanying notes are an integral part of these financial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                         NOTES TO FINANCIAL STATEMENTS
               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Business Unit

  Neste Oy (Neste) is an international oil, exploration and production, energy and chemicals company, which is registered in Espoo, Finland and the shares of which are quoted on the Helsinki stock exchange. The Neste Oy Polystyrene Upstream Business in Porvoo and Kokemaki (the Company) has been an operating unit of the Neste Oy Chemicals division.

  The production and sales of the Company consist of polystyrene resins including expandable polystyrene (EPS), general purpose polystyrene (PS) and high-impact polystyrene (HIPS). EPS is manufactured in the Porvoo and Kokemaki plants and PS and HIPS are manufactured in the Porvoo plant. EPS is sold through Neste Oy Chemicals' European sales network mainly to construction applications and approximately 30% is sold for packaging uses. Approximately 70% of the PS and HIPS grades are sold in Finland through the Company's salespeople. The remainder of the PS and HIPS is sold by the Neste Chemicals sales force.

  Neste is establishing a production base in St. Petersburg, Russia where exploratory marketing efforts have been underway since 1994, using products exported from Finland. The St. Petersburg plant started operations in the spring of 1997. These financial statements do not include the St. Petersburg conversion business.

 Basis of Presentation

  Neste Oy's records are maintained in accordance with Finnish law and reporting requirements. These financial statements have been converted from Finnish generally accepted accounting principles (GAAP) to U.S. GAAP.

  The financial statements of the Company include certain amounts that have been allocated to the Company by Neste Oy. These allocations include general and administrative expenses incurred at the Porvoo site, but do not include expenses incurred in the Espoo headquarters. The balance sheet includes a share of common facilities at the Porvoo site. The definition of common facilities and the method of allocating them has changed during 1997 such that these costs are invoiced, not allocated, directly to the Company. Management believes that the allocation methodologies used to allocate these costs and corresponding assets to the Company represent a reasonable basis for allocation. The amounts of the allocations have been shown as separate line items in the balance sheets and statements of operations in 1994, 1995 and 1996 and are included in selling, general and administrative in the six month period ended June 30, 1997.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal year

  The fiscal year of the Company presented in the financial statements is the calendar year.

 Foreign Currency Translation

  The assets and liabilities of the Company, whose functional currency is other than the U.S. dollar, are translated into U.S. dollars at year end exchange rates. Revenues and expense accounts are translated using the weighted average exchange rate during the periods indicated. The functional currency of the Company is the Finnish markka and the exchange rates used were those quoted by the Bank of Finland. Translation gains and losses are not included in determining net income but are accumulated in a separate component of owner's investment, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

 Cash

  The Company is an operating unit of the Neste Oy Chemicals division, and participates in the cash pool of Neste Oy. All cash requirements of the Company have been funded out of this cash pool. As a result, the entity has no cash balances recorded on its books.

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross before cash and other discounts, which are deducted from the value of sales, when the customer fulfills the terms of trade agreed upon.

 Research and Development

  Research and development expenses are charged to operations as incurred. Total research and development expenses were approximately $859,000, $1,233,000, $1,206,000, $624,000 and $575,000 for the years ended December 31,
1994, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997, respectively.

 Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments, including accounts receivable and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) ACCOUNTS RECEIVABLE

  Accounts receivable include the following balances due from affiliated companies:

                                                                      JUNE 30,
                                                        1995   1996     1997
                                                       ------ ------ -----------
                                                                     (UNAUDITED)
                                                            (IN THOUSANDS)
   Isora Oy........................................... $  949 $  756   $1,701
   Neste Cellplast AB.................................    691    380      309
   Neste Thermisol A/S................................    417    175      284
                                                       ------ ------   ------
   Total.............................................. $2,057 $1,311   $2,294
                                                       ====== ======   ======

(4) INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                                                      JUNE 30,
                                                       1995    1996     1997
                                                      ------- ------ -----------
                                                                     (UNAUDITED)
                                                            (IN THOUSANDS)
   Raw materials..................................... $ 5,130 $2,493   $2,373
   Work-in-progress..................................     382    187      247
   Finished goods....................................   4,986  2,469    2,526
                                                      ------- ------   ------
     Total........................................... $10,498 $5,149   $5,146
                                                      ======= ======   ======

(5) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost. Expenditures for improvements that increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. Depreciation is

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI recorded using the straight-line method over the useful lives of the respective assets, which range from 20 to 40 years for buildings, 5 to 20 years for machinery and equipment and 5 to 10 years for other property and equipment.

  The share of common facilities allocated from Neste has been shown as a separate line item, net of accumulated depreciation, in the balance sheets. In addition to an allocated share of common facilities it includes spare parts stored in a central stores location, but apportioned to the Company in the Neste Oy stock records. The amount of spare parts at December 31, 1995 was $565,000, at December 31, 1996 was $502,000, and at June 30, 1997 was
$450,000. Spare parts are expensed in the period they are needed and shipped to the various manufacturing facilities.

(6) ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                      JUNE 30,
                                                       1995    1996     1997
                                                      ------  ------ -----------
                                                                     (UNAUDITED)
                                                           (IN THOUSANDS)
   Accrued holiday................................... $  764  $  839   $  996
   Payroll related items.............................    322     318      259
   Added value tax...................................    (88)     95      273
   Other.............................................     26     101       60
                                                      ------  ------   ------
     Total........................................... $1,024  $1,353   $1,588
                                                      ======  ======   ======

(7) PENSION COSTS

  The pensions of the Company personnel are covered by the Joint Pension Foundation of Neste Corporation (the Foundation) in accordance with the local laws and practices. The Foundation has been able to offer pension services at lower annual fees than the market prices of pension insurance companies. The compulsory deficit of the foundation is immaterial but has been provided for in the accounts of Neste Oy. Under Finnish GAAP the future salary increases have not been taken into account when calculating the pension liability. U.S. GAAP calculations have been prepared only for that part of pension liability that exceeds the normal pension liability stipulated by law. The calculations are at the level of total Neste Corporation only, and show that at December 31, 1996 the local method had resulted in a somewhat higher pension liability and somewhat higher annual pension cost than the U.S. GAAP method.

(8) INCOME TAXES

  The Company, having legally been part of Neste Oy, has been included in the tax return of Neste Oy. The tax in the statements of operations has been calculated by applying the general company tax rate of 28% to the income before income taxes. No possible tax losses, accelerated depreciation or other similar effects, which usually have been considered at the level of Neste Oy only, have been reflected in the calculations. Accordingly no deferred tax assets or liabilities have been recorded. All taxes are paid by the parent company.

(9) COMMITMENTS AND CONTINGENCIES

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability, if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

  It has been Neste Oy's policy to not make use of leased assets except for minor office equipment.

(10) SUBSEQUENT EVENT

  On September 17, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S (the Sellers) entered into a sale of assets agreement, subject to satisfactory resolution of financing, with StyroChem Finland Oy, Thermisol Finland Oy, Thermisol Sweden AB and Thermisol Denmark ApS (the Purchasers) and Radnor Holdings Corporation as parent and guarantor concerning the sale and purchase of certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which includes the assets of the Company.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Isora Oy:
  We have audited the accompanying balance sheets of ISORA OY (a Finnish Joint Stock company) as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ISORA OY as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 1).

                                                             ARTHUR ANDERSEN OY
Helsinki, Finland
 September 5, 1997
 (except with respect to the matters discussed in Note 12, as to which the date is September 17, 1997).

                                    ISORA OY

                                 BALANCE SHEETS
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                                          DECEMBER 31, DECEMBER 31,  JUNE 30,
                                              1995         1996        1997
                                          ------------ ------------ -----------
                                                                    (UNAUDITED)
                 ASSETS
                 ------
CURRENT ASSETS:
  Cash...................................   $ 3,182      $ 4,863      $ 3,537
  Accounts receivable....................     1,708        1,311        3,189
  Inventories, net.......................     1,495        1,383        1,507
  Prepaid expenses and other.............       378          199          783
  Loans to Neste Oy and affiliates.......     2,960        2,048          800
                                            -------      -------      -------
                                              9,723        9,804        9,816
                                            -------      -------      -------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Machinery and equipment................     8,470        8,133        7,346
  Less accumulated depreciation..........    (3,068)      (3,887)      (3,716)
                                            -------      -------      -------
                                              5,402        4,246        3,630
                                            -------      -------      -------
OTHER ASSETS.............................       330          236          205
                                            -------      -------      -------
                                            $15,455      $14,286      $13,651
                                            =======      =======      =======
  LIABILITIES AND STOCKHOLDER'S EQUITY
  ------------------------------------
CURRENT LIABILITIES:
  Accounts payable.......................   $ 1,656      $ 2,220      $ 2,532
  Accrued liabilities....................     1,048        1,260        2,215
  Loans from credit institutions.........        23           95           --
                                            -------      -------      -------
                                              2,727        3,575        4,747
                                            -------      -------      -------
LONG-TERM LIABILITIES....................     3,597        1,818          919
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDER'S EQUITY
  Common stock...........................     3,858        3,858        3,858
  Retained earnings......................     4,531        4,859        4,886
  Cumulative translation adjustment......       742          176         (759)
                                            -------      -------      -------
                                              9,131        8,893        7,985
                                            -------      -------      -------
                                            $15,455      $14,286      $13,651
                                            =======      =======      =======


   The accompanying notes are an integral part of these financial statements.

                                    ISORA OY

                            STATEMENTS OF OPERATIONS
                          (IN THOUSANDS OF US DOLLARS)

                           FOR THE YEAR ENDED      FOR THE SIX MONTH PERIOD
                              DECEMBER 31,              ENDED JUNE 30,
                         ------------------------- -----------------------------
                          1994     1995     1996       1996             1997
                         -------  -------  ------- ------------     ------------
                                                   (UNAUDITED)      (UNAUDITED)
NET SALES............... $15,823  $20,561  $19,298   $      8,466     $      8,183
COST OF GOODS SOLD......  12,484   16,800   14,960          6,151            5,680
                         -------  -------  -------   ------------     ------------
GROSS PROFIT............   3,339    3,761    4,338          2,315            2,503
OPERATING EXPENSES:
  Distribution..........     730      841      938            396              409
  Selling, general and
   administrative.......   3,069    3,567    3,336          2,222            2,127
                         -------  -------  -------   ------------     ------------
INCOME (LOSS) FROM
 OPERATIONS.............    (460)    (647)      64           (303)             (33)
OTHER INCOME............      32      637      112             55               60
                         -------  -------  -------   ------------     ------------
INCOME (LOSS) BEFORE
 INCOME TAXES...........    (428)     (10)     176           (248)              27
(PROVISION) BENEFIT FOR
 INCOME TAXES...........     (63)     (17)     152             75               --
                         -------  -------  -------   ------------     ------------
NET INCOME (LOSS)....... $  (491) $   (27) $   328   $       (173)    $         27
                         =======  =======  =======   ============     ============


   The accompanying notes are an integral part of these financial statements.

                                    ISORA OY

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                                      COMMON STOCK           CUMULATIVE
                                      ------------- RETAINED TRANSLATION
                                      SHARES AMOUNT EARNINGS ADJUSTMENT  TOTAL
                                      ------ ------ -------- ----------- ------
BALANCE, January 1, 1994............. 18,300 $3,858  $4,744     $  18    $8,620
  Net loss...........................    --     --     (491)      --
  Group contribution.................    --     --      305       --
  Translation adjustment.............    --     --      --        (18)
                                      ------ ------  ------     -----
BALANCE, December 31, 1994........... 18,300  3,858   4,558       --      8,416
  Net loss...........................    --     --      (27)      --
  Translation adjustment.............    --     --      --        742
                                      ------ ------  ------     -----
BALANCE, December 31, 1995........... 18,300  3,858   4,531       742     9,131
  Net income.........................    --     --      328       --
  Translation adjustment.............    --     --      --       (566)
                                      ------ ------  ------     -----
BALANCE, December 31, 1996........... 18,300  3,858   4,859       176     8,893
  Net income (unaudited).............    --     --       27       --
  Translation adjustment
   (unaudited).......................    --     --      --       (935)
                                      ------ ------  ------     -----
BALANCE, June 30, 1997 (unaudited)... 18,300 $3,858  $4,886     $(759)   $7,985
                                      ====== ======  ======     =====    ======


   The accompanying notes are an integral part of these financial statements.

                                    ISORA OY

                            STATEMENTS OF CASH FLOWS

                          (IN THOUSANDS OF US DOLLARS)

                                FOR THE YEAR ENDED         FOR THE SIX MONTH
                                   DECEMBER 31,          PERIOD ENDED JUNE 30,
                              -------------------------  ----------------------
                               1994     1995     1996       1996        1997
                              -------  -------  -------  ----------  ----------
                                                         (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income(loss)..........  $  (491) $   (27) $   328   $  (173)    $    27
  Adjustments to reconcile
   net income (loss) to net
   cash provided by (used
   in) operating activities:
   Depreciation.............      658      575    1,101       543         238
   Other....................       50        1      (19)        2          (1)
   Changes in operating
    assets and liabilities:
    Accounts receivable.....     (286)     476      293    (2,004)     (2,016)
    Inventories, net........     (935)   1,134       20      (235)       (269)
    Loans, prepaid expenses
     and other..............      500    1,325      887       258         428
    Accounts payable........      677     (934)     665       831         545
    Loans from credit
     institutions and
     accrued liabilities....     (399)    (154)     349       682       1,003
    Other assets............        2       (9)                28           6
                              -------  -------  -------   -------     -------
     Net cash (used in)
      provided by operating
      activities............     (224)   2,387    3,624       (68)        (39)
                              -------  -------  -------   -------     -------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Net purchases of property,
   plant and equipment......     (589)    (293)    (190)     (102)        (67)
                              -------  -------  -------   -------     -------
     Net cash used in
      investing activities..     (589)    (293)    (190)     (102)        (67)
                              -------  -------  -------   -------     -------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
     Group contribution.....      305       --       --        --          --
     Long-term liabilities..     (191)     (95)  (1,557)     (139)       (708)
                              -------  -------  -------   -------     -------
     Net cash provided by
      (used in) financing
      activities............      114      (95)  (1,557)     (139)       (708)
                              -------  -------  -------   -------     -------
Translation effect on cash..       --       95     (196)     (195)       (512)
                              -------  -------  -------   -------     -------
CASH, BEGINNING OF PERIOD...    1,787    1,088    3,182     3,182       4,863
                              -------  -------  -------   -------     -------
CASH, END OF PERIOD.........  $ 1,088  $ 3,182  $ 4,863   $ 2,678     $ 3,537
                              =======  =======  =======   =======     =======


   The accompanying notes are an integral part of these financial statements.

                                   ISORA OY

                         NOTES TO FINANCIAL STATEMENTS
               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Business Unit

  Isora Oy (the Company) is a Finnish Joint Stock company 100% owned by Neste
Oy.

  Isora has three production sites--Nurmijarvi, Vammala and Pietarsaari. Nurmijarvi is an almost fully automated site for standard insulation products. Vammala produces standard as well as special products. Pietarsaari, located on the northwest coast, covers the northern region. In addition to its EPS conversion business, Isora also produces and markets patented EPS sandwich elements for a broad range of construction applications. Sales are carried out through Isora's sales organization located at the three sites.

  Neste is establishing a production base in St. Petersburg, Russia where exploratory marketing efforts have been underway since 1994, using products exported from Finland. The plant started operations in spring 1997. These statements do not include any part of the St. Petersburg conversion business.

 Basis of Presentation

  Isora Oy's records are maintained in accordance with Finnish law and reporting requirements. These financial statements have been converted from Finnish generally accepted accounting principles (GAAP) to U.S. GAAP.

  The following adjustments have been made to Finnish GAAP amounts to comply with U.S. GAAP requirements:

  . Voluntary provisions (difference between fiscal depreciation and the planned depreciation) have been transferred to stockholder's equity. Deferred tax at 28% has been deduced from the difference and added to long-term liabilities. The change of deferred tax is included in the statements of operations (provision for income taxes). The Company has accumulated tax losses from fiscal years 1992 and 1994, which can be deducted from future taxable profits. Deferred tax on accumulated tax losses has not been calculated as the effect on income of the 1994 is not material.

  . Obligatory provisions have been classified as long term liabilities.

  . In 1994 Neste Oy paid a group contribution of $305,000 to Isora Oy. In these statements the amount has been reflected as a capital contribution, so that it has no effect on the income of 1994.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal year

  The fiscal year of the Company presented in the financial statements is the calendar year.

 Foreign Currency Translation

  The assets and liabilities of the Company, whose functional currency is other than the U.S. dollar, are translated into U.S. dollars at year end exchange rates. Revenues and expense accounts are translated using the weighted average exchange rate during the periods. The functional currency of the Company is the Finnish markka and the exchange rates used were those quoted by the Bank of Finland. Translation gains and losses are not included in determining net income but are accumulated in a separate component of owner's investment, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

                                   ISORA OY

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross before cash and other discounts, which are deducted from the value of sales, when the customer fulfils the terms of trade agreed upon.

Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments, including accounts receivables and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                                           (IN THOUSANDS)
                                                      1995   1996  JUNE 30, 1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
   Raw materials.................................... $  915 $1,086    $  986
   Work-in-progress.................................    247    149       290
   Finished goods...................................    333    148       231
                                                     ------ ------    ------
   Total............................................ $1,495 $1,383    $1,507
                                                     ====== ======    ======

(4) PROPERTY PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost. Expenditures for improvements that increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. Depreciation is recorded using the straight-line method over the useful lives of the respective assets, which is 15 years for machinery and equipment and 5 years for other capitalized expenditures.

(5) OTHER ASSETS

  Other assets consist of the following:

                                                            (IN THOUSANDS)
                                                       -------------------------
                                                       1995  1996  JUNE 30, 1997
                                                       ----- ----- -------------
                                                                    (UNAUDITED)
   Intangible rights.................................. $  17 $  19     $  17
   Other capitalized expenditures.....................   155    82        67
   Shares in housing and other corporations...........   158   135       121
                                                       ----- -----     -----
   Total.............................................. $ 330 $ 236     $ 205
                                                       ===== =====     =====

                                   ISORA OY

(6) ACCRUED LIABILITIES

  Accrued liabilities consist of the following:

                                                        (IN THOUSANDS)
                                                 -----------------------------
                                                  1995    1996   JUNE 30, 1997
                                                 ------- ------- -------------
                                                                  (UNAUDITED)
   Unpaid rent to Neste......................... $    -- $   672    $   301
   Provision for holiday payment................     441     377        628
   Other accrued liabilities....................     607     211      1,286
                                                 ------- -------    -------
   Total........................................ $ 1,048 $ 1,260    $ 2,215
                                                 ======= =======    =======

(7) LONG-TERM LIABILITIES

  Long-term liabilities consist of the following:

                                                        (IN THOUSANDS)
                                                 -----------------------------
                                                  1995    1996   JUNE 30, 1997
                                                 ------- ------- -------------
                                                                  (UNAUDITED)
   Loans from pension institutions.............. $ 2,128 $   756    $    --
   Other non-current liabilities................      69      43         --
   Difference between fiscal and planned
    depreciation................................   1,032     835        747
   Obligatory provisions........................     368     184        172
                                                 ------- -------    -------
   Total........................................ $ 3,597 $ 1,818    $   919
                                                 ======= =======    =======

(8) PENSION COSTS

  The pensions of the personnel have been covered by the Joint Pension Foundation of Neste Corporation in line with the local laws and practices. The foundation has been able to offer pension services at lower annual fees than the market prices of pension insurance companies. The compulsory deficit of the foundation, which is immaterial, has been provided for in the accounts of the company. In Finnish GAAP the future salary increases have not been taken into account when calculating the pension liability. U.S. GAAP calculations have been prepared only for that part of pension liability that exceeds the normal pension liability stipulated by law. The calculations are at the level of total Neste Corporation only, and show, that at December 31, 1996 the local method had resulted in a somewhat higher pension liability and somewhat higher annual pension cost than the U.S. GAAP method.

(9) INCOME TAXES

  The tax in the statements of operations has been calculated by applying the general company tax rate of 28% to the income before taxes (according to Finnish GAAP). Deferred taxes on the differences between the fiscal and planned depreciation has been added.

(10) COMMITMENTS AND CONTINGENCIES

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability, if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

                                   ISORA OY

  The land and buildings in Vammala and Nurmijarvi are owned by Neste Oy and rented to the Company under two separate rental agreements. The annual rent of the Vammala agreement is $480,000. The rental payment can be renegotiated annually in February. The Nurmijarvi agreement is similar to the Vammala agreement. The annual rent is $144,000. The right to rent the property cannot, however be transferred to a third party without the consent of the lessor. The Pietarsaari production facilities have been rented from a third party at an annual rent of $65,000. The rental period ends 12th of April 2000, but notice can be given by both parties any time upon six months notice. The contract includes an option to buy the land and buildings at a price offered by a third party. The contract cannot be transferred to a third party without the consent of the lessor.

(11) RELATED PARTY TRANSACTIONS:

  The Company had accounts receivable from Neste Oy of $125,000, $81,000 and $71,000 at December 31, 1995 and 1996 and June 30, 1997, respectively. Additionally, the Company had accounts payable to Neste Oy and Neste Cellplast AB of $952,000 and $46,000 at December 31, 1995, $907,000 and $44,000 at
December 31, 1996 and $1,735,000 and $0 at June 30, 1997.

(12) SUBSEQUENT EVENT:

  On September 17, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S (the Sellers) entered into a sale of assets agreement, subject to satisfactory resolution of financing, with StyroChem Finland Oy, Thermisol Finland Oy, Thermisol Sweden AB and Thermisol Denmark ApS (the Purchasers) and Radnor Holdings Corporation as parent and guarantor concerning the sale and purchase of certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which includes the assets of the Company.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neste Cellplast AB:

  We have audited the accompanying balance sheet of NESTE CELLPLAST AB (a Swedish Corporation and subsidiary of Neste Sverige AB) as of December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NESTE CELLPLAST AB as of December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 2).

  The financial statements of Neste Cellplast AB for the two years ended December 31, 1994 and 1995 were audited by other auditors whose reports dated February 17, 1995 and February 21, 1996, respectively, expressed unqualified opinions on these statements. The opinion of such auditors, however, does not cover the restatement of those financial statements as described in Note 2.

  We have also audited the adjustments described in Note 2 that were applied to restate the December 31, 1994 and December 31, 1995 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

                                                             ARTHUR ANDERSEN AB
Stockholm, Sweden
 September 12, 1997
 (except with respect to the matters discussed in Note 10, as to which the date is September 17, 1997).

                                                ORGANISATION NUMBER: 556190-3419

                     AUDITORS' REPORT ON NESTE CELLPLAST AB

  We have examined the annual report, the accounting records and the administration by the Board of Directors and the Managing Director for the financial year 1995. The examination was made in accordance with generally accepted auditing standards.

  The accounts have been prepared in conformity with the Swedish Companies Act.

  We recommend,

    that the Income Statement and the Balance Sheet be adopted,

    that the profit be disposed as proposed in the administration report and that the members of the Board of Directors and the Managing Director be discharged from personal liability for the fiscal year.

1996-02-21

Ohrlings Coopers & Lybrand AB

                                               ORGANISATION NUMBER: 556190-3419

                AUDITORS' REPORT ON NESTE CELLPLAST AKTIEBOLAG

  We have examined the annual report, the accounting records and the administration by the Board of Directors and the Managing Director for the financial year 1994. The examination was made in accordance with generally accepted auditing standards.

  The accounts have been prepared in conformity with the Swedish Companies
Act.

  We recommend,

    that the Income Statement and the Balance Sheet be adopted,

    that the profit be disposed as proposed in the administration report and that the members of the Board of Directors and the Managing Director be discharged from personal liability for the fiscal year.

1995-02-17

Ohrlings Reveko AB

                               NESTE CELLPLAST AB

                                 BALANCE SHEETS
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                                          DECEMBER 31, DECEMBER 31,  JUNE 30,
                                              1995         1996        1997
                                          ------------ ------------ -----------
                                                                    (UNAUDITED)
                 ASSETS
                 ------
CURRENT ASSETS
  Cash...................................    $1,029       $2,631      $1,226
  Accounts receivable, net...............     1,159          727       1,298
  Inventories, net.......................       489          439         451
  Prepaid expenses and other current as-
   sets..................................       651          122         341
                                             ------       ------      ------
                                              3,328        3,919       3,316
                                             ------       ------      ------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land...................................        11           11           8
  Buildings and improvements.............       973          946         843
  Machinery and equipment................     4,478        4,546       4,117
                                             ------       ------      ------
                                              5,462        5,503       4,968
  Less--accumulated depreciation.........    (4,789)      (4,869)     (4,427)
                                             ------       ------      ------
                                                673          634         541
                                             ------       ------      ------
TOTAL ASSETS.............................    $4,001       $4,553      $3,857
                                             ======       ======      ======
  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
CURRENTS LIABILITIES
  Accounts payable.......................    $  933       $1,748      $  988
  Accrued liabilities....................       383          489         571
  Other current liabilities..............       333           60         155
                                             ------       ------      ------
                                              1,649        2,297       1,714
                                             ------       ------      ------
DEFERRED TAX LIABILITY...................        61           51          39
                                             ------       ------      ------
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS' EQUITY
  Share capital, 67,000 shares of nom.
   SEK 100 each..........................       804          804         804
  Retained earnings......................     1,130        1,131       1,277
  Cumulative translation adjustment......       357          270          23
                                             ------       ------      ------
    Total stockholders' equity...........     2,291        2,205       2,104
                                             ------       ------      ------
TOTAL STOCKHOLDERS' EQUITY AND LIABILI-
 TIES....................................    $4,001       $4,553      $3,857
                                             ======       ======      ======

   The accompanying notes are an integral part of these financial statements.

                               NESTE CELLPLAST AB

                            STATEMENTS OF OPERATIONS

                          (IN THOUSANDS OF US DOLLARS)

                                                          FOR THE SIX MONTH
                              FOR THE YEAR ENDED            PERIOD ENDED
                                 DECEMBER 31,                 JUNE 30,
                            -------------------------  -----------------------
                             1994     1995     1996       1996        1997
                            -------  -------  -------  ----------- -----------
                                                       (UNAUDITED) (UNAUDITED)
NET SALES.................. $ 8,961  $10,072  $10,319    $ 4,898     $ 4,876
COST OF GOODS SOLD.........  (6,251)  (7,810)  (6,904)    (3,275)     (3,759)
                            -------  -------  -------    -------     -------
GROSS PROFIT...............   2,710    2,262    3,415      1,623       1,117
OPERATING EXPENSES:
  Distribution.............    (736)    (766)    (870)      (436)       (524)
  Selling, general and ad-
   ministrative............  (1,236)  (1,253)  (1,725)      (698)       (104)
                            -------  -------  -------    -------     -------
                             (1,972)  (2,019)  (2,595)    (1,134)       (628)
                            -------  -------  -------    -------     -------
INCOME FROM OPERATIONS.....     738      243      820        489         489
OTHER INCOME:
  Interest income, net.....      23       74       80         42          23
                            -------  -------  -------    -------     -------
INCOME FROM CONTINUING OP-
 ERATIONS BEFORE INCOME
 TAXES.....................     761      317      900        531         512
  Current income tax provi-
   sion....................      (2)      (6)      (4)        (4)         (2)
  Deferred income tax bene-
   fit.....................      39        2        8          3           6
                            -------  -------  -------    -------     -------
NET INCOME................. $   798  $   313  $   904    $   530     $   516
                            =======  =======  =======    =======     =======


   The accompanying notes are an integral part of these financial statements.

                               NESTE CELLPLAST AB

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                                      COMMON STOCK           CUMULATIVE
                                      ------------- RETAINED TRANSLATION
                                      SHARES AMOUNT EARNINGS ADJUSTMENT  TOTAL
                                      ------ ------ -------- ----------- ------
BALANCE, January 1, 1994............. 67,000  $804   $1,244     $(127)   $1,921
  Net income.........................     --    --      798        --
  Group contribution.................     --    --     (895)       --
  Translation Adjustment.............     --    --       --       221
                                      ------  ----   ------     -----
BALANCE, December 31, 1994........... 67,000   804    1,147        94     2,045
  Net income.........................     --    --      313        --
  Group contribution.................     --    --     (330)       --
  Translation Adjustment.............     --    --       --       263
                                      ------  ----   ------     -----
BALANCE, December 31, 1995........... 67,000   804    1,130       357     2,291
  Net income.........................                   904
  Group contribution.................                  (903)
  Translation Adjustment.............     --    --       --       (87)
                                      ------  ----   ------     -----
BALANCE, December 31, 1996........... 67,000   804    1,131       270     2,205
  Net income (unaudited).............                   516
  Group contribution (unaudited).....                  (370)
  Translation Adjustment (unau-
   dited)............................     --    --       --      (247)
                                      ------  ----   ------     -----
BALANCE, June 30, 1997 (unaudited)... 67,000  $804   $1,277     $  23    $2,104
                                      ======  ====   ======     =====    ======


   The accompanying notes are an integral part of these financial statements.

                               NESTE CELLPLAST AB

                            STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                              FOR THE SIX
                                   FOR THE YEAR              MONTH PERIOD
                                ENDED DECEMBER 31,          ENDED JUNE 30,
                              ------------------------  -----------------------
                               1994     1995    1996       1996        1997
                              -------  ------  -------  ----------- -----------
                                                        (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES
  Net income................. $   798  $  313  $   904    $  530      $   516
  Adjustments to reconcile
   net income to net cash
   provided by (used in)
   operating activities:
   Depreciation..............     336     205      233       105          107
   Changes in operating
    assets and liabilities
    Accounts receivable......    (246)   (296)     432      (322)        (571)
    Inventories..............    (255)    112       50      (139)         (12)
    Prepaid expense and
     other...................     673     204      529       194         (219)
    Accounts payable.........     423    (275)     815       (83)        (760)
    Accrued liabilities and
     other liabilities.......      22     270     (177)      (48)         165
                              -------  ------  -------    ------      -------
     Net cash provided by
      (used in) operating
      activities.............   1,751     533    2,786       237         (774)
                              -------  ------  -------    ------      -------
CASH FLOWS FROM INVESTING
 ACTIVITIES
  Capital expenditures.......    (110)   (331)    (212)      (98)         (80)
  Group contribution.........    (895)   (330)    (903)     (241)        (370)
                              -------  ------  -------    ------      -------
     Net cash used in
      investing activities...  (1,005)   (661)  (1,115)     (339)        (450)
                              -------  ------  -------    ------      -------
CASH FLOWS FROM FINANCING
 ACTIVITIES
  Payments of bank loans.....    (127)   (142)     --        --           --
                              -------  ------  -------    ------      -------
     Net cash used in
      financing activities...    (127)   (142)     --        --           --
                              -------  ------  -------    ------      -------
  Translation effect on
   cash......................     153     198      (69)       16         (181)
                              -------  ------  -------    ------      -------
NET INCREASE (DECREASE) IN
 CASH........................     772     (72)   1,602       (86)      (1,405)
CASH, beginning of period....     329   1,101    1,029     1,029        2,631
                              -------  ------  -------    ------      -------
CASH, end of period.......... $ 1,101  $1,029  $ 2,631    $  943      $ 1,226
                              =======  ======  =======    ======      =======


   The accompanying notes are an integral part of these financial statements.

                              NESTE CELLPLAST AB

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION

 The Company

  Neste Cellplast AB (the Company), a Swedish company, is owned by Neste Sverige AB (91%) and Gullfiber AB (9%). Neste Sverige AB is a wholly owned subsidiary of the Finnish oil-chemistry and energy company, Neste Oy. The Company carries on thermisol manufacturing for insulation purposes in the building and packaging industry. The Company has two manufacturing plants, one in Norrtalje, and one in Vargarda. The Company's headquarters are located in Norrtalje.

 Intercompany transaction

  For 1995 and 1996 91% and 89%, respectively, of total purchases were made from other group companies, and 1% and 0%, respectively, of total sales were made to group companies.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of presentation

  The Company's records are maintained in accordance with Swedish laws and reporting requirements. These financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and have been translated into U.S. dollars.

  For Swedish statutory reporting purposes, operating expenses in the statement of operations include cost of goods sold, distribution cost and selling, general and administration costs. For U.S. GAAP purposes these costs have been separated.

 Foreign currency translation

  The functional currency for the Company's operations is Swedish krona. The translation from Swedish krona to U.S. dollars is performed for the balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. Translation gains and losses are not included in determining net income but are accumulated in a separate component of stockholders' equity, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

 Contributions to Neste Sverige AB

  The Company has given group contribution to Neste Sverige AB during each of the three years ended December 31, 1994, 1995 and 1996. Group contributions are principally made to transfer taxable income from one group entity with the objective of reducing the group's total current tax expenses. These contributions lead to a taxable income for the recipient and a taxable expense for the donor. The Company's annual current tax expense has therefore been impacted by the group contributions. Since the contributions are permanent differences for tax purposes, no deferred tax accounting related to group contribution has been made.

  For Swedish statutory reporting purposes, group contributions are accounted for as an appropriation in the statement of operations. This accounting methodology is utilized primarily to obtain an agreement between a company's financial statement income and taxable income. Group contributions are thus not related to a company's operations. For U.S. GAAP purposes, group contributions provided have been treated as a transfer from stockholders' equity.

                              NESTE CELLPLAST AB

 Cash

  Cash is deposited on a group account held by the Swedish parent company Neste Sverige AB. The Company has access to these accounts. For Swedish statutory purposes these liquid funds are disclosed as a short-term receivable from the parent company. For U.S. GAAP purposes the item is restated to cash.

 Revenue Recognition

  Revenue is recognized when goods are shipped.

 Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments, including accounts receivable and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) INVENTORY

  Inventories are valued at the lower of cost (first-in, first-out) or market. Provision for obsolescence has been calculated based on review of individual items. Inventories at December 31, 1995 and 1996, and for the six month periods ended June 30, 1996 and 1997 consist of the following items:

                                                              (IN THOUSANDS)
                                                                      JUNE 30,
                                                           1995 1996    1997
                                                           ---- ---- -----------
                                                                     (UNAUDITED)
Raw material.............................................. $199 $171    $180
Work in progress..........................................   87   72      77
Finished goods............................................  203  196     194
                                                           ---- ----    ----
  Total................................................... $489 $439    $451
                                                           ==== ====    ====

  The Company purchases most of its raw material from Neste in Finland. The prices are based on market prices of polystyrene, the primal component of thermisol products.

(4) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost and depreciated using the straight-line method with estimated lives ranging as follows:

   Land................................................................     None
   Land improvements................................................... 27 years
   Buildings........................................................... 20 years
   Equipment...........................................................  5 years

                              NESTE CELLPLAST AB

(5) PROVISION FOR PENSION LIABILITIES

  Providing for future pension liabilities, two main systems are used in Sweden. One where actuarially computed premiums are currently paid to an independent pension insurance company, and the other where an independent body computes the actuarial liability for unfunded pensions which a company has to include among long-term liabilities (the book reserve method).

  When a company uses the method by paying premiums to an insurance company there is no remaining risk or cost to the company for benefits earned to date once the premium is paid. It is only benefits financed by the book reserve method that has to be actuarially valued according to FAS 87.

  The Company is paying a fixed premium to a Swedish independent insurance company, SPP. The Company has therefore no pension liability to provide for and no restatement is to be made according to FAS 87.

(6) INCOME TAXES

  Deferred income taxes are provided under the asset and liability method. This method requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this period, deferred income taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense consists of the Company's current liability for income taxes and the change in the Company's deferred tax assets and liabilities.

  The provision for income taxes varies from the amount of income tax determined by applying the applicable domestic statutory tax rate to pre-tax income as a result of the following:

                                                              1995   1996   1997
                                                              ----   ----   ----
   Statutory tax rate........................................  28%    28%    28%
   Group contribution........................................ (26)%  (27)%  (27)%
   Other..................................................... --      (1)%   (1)%
                                                              ---    ---    ---
   Effective tax rate........................................   2%     0%     0%
                                                              ===    ===    ===

(7) COMMITMENTS AND CONTINGENCIES

 Shareholder agreement with Gullfiber AB

  Neste Sverige AB has reached an agreement to acquire the minority interest of Gullfiber AB.

 Patent dispute with Sundolitt AB

  The Company is involved in a patent dispute with Sundolitt AB, a Swedish competitor. In 1991, Sundolitt commented a patent infringement for the product "Makribbdack". In 1995, the Swedish Patent and Registration Office accorded another patent for the product to Sundolitt AB. In November 1995, Sundolitt claimed damages of $110,000. The Company has filed an objection towards the patent to the Swedish Patent and Registration Office in June 1997. The dispute is expected to be settled in 1997. If the Company loses the dispute, they are to pay $110,000 in damages to Sundolitt AB.

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability, if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

                              NESTE CELLPLAST AB

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

(8) EMPLOYEE BENEFIT PLAN:

  The Company has a profit sharing plan, which covers all employees. The Company will pay the employees a total annual bonus amounting to 10% of income after depreciation. The profit sharing plan exists on a voluntary basis and the management is free to abolish the plan from one year to another. The board of directors has decided that a bonus will be paid to the employees according to the plan in 1997. The bonus amounted to $82,000, $29,000 and $38,000 in 1996, 1995 and 1994, respectively. The amount for 1997 has not yet been decided upon.

(9) RESTRICTIONS ON RETAINED EARNINGS

  Retained earnings available for dividends are based upon statutory financial statements. Under the provisions of the Swedish Companies Act a legal reserve must be established in an amount equal to 20% of the share capital. This reserve is established by appropriating 10% of the statutory net income each year until the prescribed amount has been appropriated. The legal reserve may be used to absorb deficit, but usually may not be distributed as dividends.

  Retained earnings available for dividends were $905,000 at December 31, 1996.

(10) SUBSEQUENT EVENT:

  On September 17, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S (the Sellers) entered into a sale of assets agreement, subject to satisfactory resolution of financing, with StyroChem Finland Oy, Thermisol Finland Oy, Thermisol Sweden AB and Thermisol Denmark ApS (the Purchasers) and Radnor Holdings Corporation as parent and guarantor concerning the sale and purchase of certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which includes the assets of the Company.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neste Thermisol A/S:

  We have audited the accompanying balance sheets of NESTE THERMISOL A/S as of December 31, 1995 and 1996, and the related statements of operations, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NESTE Thermisol A/S as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 1).

                                                                ARTHUR ANDERSEN
Arhus, Denmark
 August 29, 1997
 (except with respect to the matters discussed in Note 8, as to which the date is September 17, 1997).

                              NESTE THERMISOL A/S

                                 BALANCE SHEETS
               (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE AMOUNTS)

                                          DECEMBER 31, DECEMBER 31,  JUNE 30,
                                              1995         1996        1997
                                          ------------ ------------ -----------
                                                                    (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............   $   787      $   872      $  839
  Accounts receivable....................       403          327         468
  Inventories, net.......................       481          242         286
  Prepaid expenses and other.............       174           32          58
                                            -------      -------      ------
                                              1,845        1,473       1,651
                                            -------      -------      ------
PROPERTY, PLANT AND EQUIPMENT:
  Land and improvements..................       207          193         173
  Buildings and improvements.............     2,076        1,979       1,773
  Machinery and equipment................     2,920        2,864       2,598
                                            -------      -------      ------
                                              5,203        5,036       4,544
  Less accumulated depreciation..........    (1,758)      (1,936)     (1,872)
                                            -------      -------      ------
    Total fixed assets...................     3,445        3,100       2,672
                                            -------      -------      ------
                                            $ 5,290      $ 4,573      $4,323
                                            =======      =======      ======
   LIABILITIES AND OWNER'S INVESTMENT
CURRENT LIABILITIES:
  Accounts payable.......................   $   652      $   439      $  423
  Accrued liabilities....................     1,248        1,280       1,139
                                            -------      -------      ------
                                              1,900        1,719       1,562
OTHER LONG-TERM LIABILITIES..............     2,073        1,710       1,431
COMMITMENTS AND CONTINGENCIES (Note 7)
SHAREHOLDERS' EQUITY:
  Share capital..........................     2,398        2,237       2,003
  Accumulated deficit....................    (1,074)      (1,096)       (655)
  Translation adjustment.................        (7)           3         (18)
                                            -------      -------      ------
                                              1,317        1,144       1,330
                                            -------      -------      ------
                                            $ 5,290      $ 4,573      $4,323
                                            =======      =======      ======

   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                            STATEMENTS OF OPERATIONS
                          (IN THOUSANDS OF US DOLLARS)

                                                                FOR THE SIX MONTH
                          FOR THE YEAR ENDED DECEMBER 31,     PERIOD ENDED JUNE 30,
                          ----------------------------------  ----------------------
                             1994        1995        1996        1996        1997
                          ----------  ----------  ----------  ----------  ----------
NET SALES...............  $    4,538  $    5,675  $    5,470  $    2,541  $    3,178
COST OF GOODS SOLD......       3,105       3,800       3,405       1,702       1,760
                          ----------  ----------  ----------  ----------  ----------
GROSS PROFIT............       1,433       1,875       2,065         839       1,418
OPERATING EXPENSES
  Distribution..........         561         624         642         286         387
  Selling, general and
   administrative.......       1,094       1,241       1,368         678         654
                          ----------  ----------  ----------  ----------  ----------
INCOME (LOSS) FROM OPER-
 ATIONS.................        (222)         10          55        (125)        377
FINANCIAL EXPENSES......         186         151         142          81          54
                          ----------  ----------  ----------  ----------  ----------
NET INCOME (LOSS).......  $     (408) $     (141) $      (87) $     (206) $      323
                          ==========  ==========  ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                          (IN THOUSANDS OF US DOLLARS)

BALANCE, January 1, 1994................................................ $1,070
  Increase to share capital.............................................    575
  Reduction of share capital............................................   (575)
  Share capital transferred to cover the loss...........................    575
  Net loss..............................................................   (408)
  Translation adjustment................................................     98
                                                                         ------
BALANCE, December 31, 1994..............................................  1,335
  Net loss..............................................................   (141)
  Translation adjustment................................................    123
                                                                         ------
BALANCE, December 31, 1995..............................................  1,317
  Net loss..............................................................    (87)
  Translation adjustment................................................    (86)
                                                                         ------
BALANCE, December 31, 1996..............................................  1,144
  Net income (unaudited)................................................    323
  Translation adjustment (unaudited)....................................   (137)
                                                                         ------
BALANCE, June 30, 1997 (unaudited)...................................... $1,330
                                                                         ======


   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                            STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                            FOR THE SIX MONTH
                                  FOR THE YEAR ENDED          PERIOD ENDED
                                     DECEMBER 31,               JUNE 30,
                                  ---------------------- -----------------------
                                   1994    1995   1996      1996        1997
                                  ------  ------  ------ ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVI-
 TIES:
  Net income (loss).............  $ (408) $ (141) $ (87)    $(206)      $323
  Adjustments to reconcile net
   income (loss) to net cash
   provided by operating activi-
   ties:
  Depreciation..................     372     413    320       161        147
  Changes in operating assets
   and liabilities:
  Accounts receivable...........     (17)   (145)    76       170       (140)
  Inventories, net..............     (76)    (77)   238        73        (42)
  Prepaid expenses and other....     (41)   (107)   142        (6)       (26)
  Accounts payable..............     357      39   (212)     (359)       (17)
  Accrued liabilities...........     362      83     50      (279)      (122)
                                  ------  ------  -----     -----       ----
    Net cash provided (used) by
     operating activities.......     549      65    527      (446)       123
                                  ------  ------  -----     -----       ----
CASH FLOWS FROM INVESTING ACTIV-
 ITIES:
  Net purchases of property,
   plant & equipment............    (121)   (134)  (201)      (66)       (38)
                                  ------  ------  -----     -----       ----
    Net cash used in investing
     activities.................    (121)   (134)  (201)      (66)       (38)
                                  ------  ------  -----     -----       ----
CASH FLOWS FROM FINANCING ACTIV-
 ITIES:
  Increase of share capital.....     575
  Installment on bank debt......    (133)     (7)    --        --         --
  Installment on loan...........      --     (29)  (232)     (117)      (106)
                                  ------  ------  -----     -----       ----
    Net cash (provided by) used
     in financing activites.....     442     (36)  (232)     (117)      (106)
                                  ------  ------  -----     -----       ----
Increase (decrease) in cash.....     870    (105)    94      (629)       (21)
CASH, beginning of period.......      46     878    787       787        872
  Translation effect on cash....     (38)     14     (9)       (6)       (12)
                                  ------  ------  -----     -----       ----
CASH, end of period.............  $  878  $  787  $ 872     $ 152       $839
                                  ======  ======  =====     =====       ====


   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Business Unit

  Neste Thermisol A/S (the Company) is owned by the Finnish concern Neste Oy, who has activities within chemistry, gas and natural gas. The company is registered in Denmark.

  The Company produces and markets insulation material made of polystyrene for the Danish and German construction activities, and has considerable market shares within floor- and roof insulation.

 Basis of Presentation

  The Company's records are maintained in accordance with Danish law and reporting requirements. These financial statements have been converted from Danish GAAP to U.S. GAAP.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal year

  The fiscal year of the Company presented in the financial statements is the calendar year.

 Foreign Currency Translation

  The assets and liabilities of the Company, whose functional currency is other than the U.S. dollar, are translated into U.S. dollars at year end exchange rates. Revenues and expense accounts are translated using the weighted average exchange rate during the periods. Translation gains and losses are not included in determining net income but are accumulated in a separate component of owner's investment, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

 Cash

  The Company is an operating unit of Neste Oy, and participates in the cash pool of Neste Oy. All cash requirements of the Company have been funded out of this cash pool.

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross before cash and other discounts, which are deducted from the value of sales, when the customer fulfills the terms of trade agreed upon.

 Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments, including accounts

                              NESTE THERMISOL A/S
receivables and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) INVENTORIES

  Inventories are stated at acquisition cost or production cost--determined on the basis of FIFO (first-in, first-out) method and include the cost of materials, labor and manufacturing overhead.

                                                             (IN THOUSANDS)
                                                         -----------------------
                                                         1995 1996 JUNE 30, 1997
                                                         ---- ---- -------------
                                                                    (UNAUDITED)
   Raw material and supplies............................ $204 $ 69     $ 115
   Work in progress.....................................  213  104        86
   Finished goods.......................................   64   69        85
                                                         ---- ----     -----
                                                         $481 $242     $ 286
                                                         ==== ====     =====

(4) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is stated at cost, less accumulated depreciation. Expenditures for improvements that increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. For financial reporting purposes, depreciation is computed using the straight-line method over the useful lives of the respective assets, which range from 10 to 25 years for buildings and 3 to 15 years for machinery and equipment. The depreciation time for the production plant has from 1996 been changed from 10 to 15 years.

(5) ACCRUED LIABILITIES

  Accrued liabilities consist of the following:

                                                          (IN THOUSANDS)
                                                   -----------------------------
                                                    1995    1996   JUNE 30, 1997
                                                   ------- ------- -------------
                                                                    (UNAUDITED)
   Bonus due to customers......................... $   510 $   591    $   303
   A-Tax, vacation pay, etc.......................     178     185        165
   Other accrued liabilities......................     320     280        470
   Current part of long term liabilities..........     240     224        201
                                                   ------- -------    -------
                                                   $ 1,248 $ 1,280    $ 1,139
                                                   ======= =======    =======

(6) LONG-TERM LIABILITIES

  Long-term liabilities consist of the following:

                                                          (IN THOUSANDS)
                                                   -----------------------------
                                                    1995    1996   JUNE 30, 1997
                                                   ------- ------- -------------
                                                                    (UNAUDITED)
   Due 1-5 years.................................. $ 1,322 $ 1,065    $   879
   Due after 5 years..............................     751     645        552
                                                   ------- -------    -------
                                                   $ 2,073 $ 1,710    $ 1,431
                                                   ======= =======    =======

                              NESTE THERMISOL A/S

(7) COMMITMENTS AND CONTINGENCIES

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

  The company has no contracts of guarantee or pension provisions.

(8) SUBSEQUENT EVENT:

  On September 17, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S (the Sellers) entered into a sale of assets agreement, subject to satisfactory resolution of financing, with StyroChem Finland Oy, Thermisol Finland Oy, Thermisol Sweden AB and Thermisol Denmark ApS (the Purchasers) and Radnor Holdings Corporation parent and as guarantor concerning the sale and purchase of certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which includes the assets of the Company.

 RADNOR HOLDINGS CORPORATION AND SUBSIDIARIES PRO FORMA CONSOLIDATED FINANCIAL
                                     DATA

  The following pro forma consolidated financial data have been prepared based on certain adjustments to the financial statements of Radnor Holdings Corporation, the J.R. Foam Container Operations of James River Paper Company, Inc., SP Acquisition Co. and Subsidiaries, the Neste Oy Polystyrene Upstream Business in Porvoo and Kokemaki, Isora Oy, Neste Cellplast AB, and Neste Thermisol A/S, including the notes thereto. The pro forma consolidated statements of operations reflect the acquisition of the U.S. foam cup and container operations of James River Paper Company, Inc. (the "J.R. Cup Acquisition"), the acquisition of SP Acquisition Co. and its subsidiaries (the "StyroChem Acquisition") and the sale of $100 million of Radnor Holdings Corporation Senior Notes due 2003 on December 5, 1996 (the "Prior Notes") as well as the acquisition (the "StyroChem Europe Acquisition") of substantially all of the polystyrene production and conversion operations of Neste Oy ("StyroChem Europe") and the sale of $60 million of Radnor Holdings Corporation Series B Senior Notes due 2003 on October 15, 1997 (the "Notes") as though they had occurred on December 30, 1995. The J.R. Cup Acquisition, the StyroChem Acquisition and the StyroChem Europe Acquisition are referred to collectively as the "Acquisitions." The pro forma consolidated balance sheet reflects the StyroChem Europe Acquisition and the sale of the Notes as though they had occurred on June 27, 1997. The pro forma consolidated financial data are based on the assumptions and adjustments described in the accompanying notes and do not purport to present the results of operations and financial position of Radnor Holdings Corporation and its Subsidiaries as if the Acquisitions and the sale of the Prior Notes and the Notes had actually occurred on such dates, nor are they necessarily indicative of the results of operations that may be achieved in the future.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                            YEAR ENDED DECEMBER 27, 1996
                          ------------------------------------------------------------------
                                        1996
                           RADNOR   ACQUISITION    RADNOR   STYROCHEM  PRO FORMA      PRO
                           ACTUAL  ADJUSTMENTS(1) PRO FORMA EUROPE(2) ADJUSTMENTS    FORMA
                          -------- -------------- --------- --------- -----------   --------
                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales...............  $177,395    $56,112     $233,507   $83,618    $    --     $317,125
Cost of goods sold......   135,982     44,915      180,897    53,648       (482)(3)  234,063
                          --------    -------     --------   -------    -------     --------
Gross profit............    41,413     11,197       52,610    29,970        482       83,062
Distribution expense....    14,099      2,461       16,560     5,842                  22,402
Selling, general and ad-
 ministrative expenses..    18,676      4,311       22,987    18,807     (1,906)(4)   39,888
Restructuring charges...       910         --          910        --         --          910
                          --------    -------     --------   -------    -------     --------
Income (loss) from oper-
 ations.................     7,728      4,425       12,153     5,321      2,388       19,862
Interest................     4,496      6,443       10,939       142      4,998 (5)   16,079
Other (income) expense,
 net....................       374        (89)         285      (192)        --           93
                          --------    -------     --------   -------    -------     --------
Income (loss) from con-
 tinuing operations be-
 fore income taxes and
 minority interest......     2,858     (1,929)         929     5,371     (2,610)       3,690
Income tax expense (ben-
 efit)..................       121        178          299     1,043       (887)(6)      455
                          --------    -------     --------   -------    -------     --------
Income from continuing
 operations before mi-
 nority interest........     2,737     (2,107)         630     4,328     (1,723)       3,235
Minority interest in in-
 come...................     1,348     (1,348)          --        --         --           --
                          --------    -------     --------   -------    -------     --------
Income (loss) from con-
 tinuing operations.....  $  1,389    $  (759)    $    630   $ 4,328    $(1,723)    $  3,235
                          ========    =======     ========   =======    =======     ========
OTHER CONSOLIDATED AND
 PRO FORMA DATA:
EBITDA (7)..............  $ 11,760    $ 9,110     $ 20,870   $ 9,142    $ 3,207     $ 33,219
Ratio of EBITDA to in-
 terest (8).............                                                                 2.1x
Depreciation and amorti-
 zation.................  $  4,844    $ 3,248     $  8,092   $ 3,629    $   819     $ 12,540
Capital expenditures....     4,944      2,193        7,137     1,302                   8,439
Cash interest (9).......     4,264      5,901       10,165       142      4,955       15,262
Ratio of EBITDA to cash
 interest...............                                                                 2.2x

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 27, 1996
                                (IN THOUSANDS)

(1) Reflects the historical results of operations and purchase price and pro forma adjustments of the J.R. Cup Acquisition and StyroChem Acquisition as if they had occurred on December 30, 1995 until their respective dates of acquisition.

(2) These amounts have been derived from the Neste Oy Polystyrene Upstream Business in Porvoo and Kokemaki, Isora Oy, Neste Cellplast AB, and Neste Thermisol A/S financial statements, including the notes thereto, on pages F-1 to F-37, for the year ended December 31, 1996.

(3) Reflects savings (cost) of $482 related to the StyroChem Europe Acquisition as follows:

     Reduction of cost of goods sold to reflect provisions of new raw material purchase contract to be entered into as a condition of the agreement pursuant to which StyroChem Europe was acquired
      (the "Acquisition Agreement").................................... $1,251
     Elimination of sick leave and disability payments made to
      employees who are not part of StyroChem Europe; liability is
      retained by the seller...........................................     50
     Additional depreciation as a result of the step-up in StyroChem
      Europe asset value...............................................   (819)
                                                                        ------
                                                                        $  482
                                                                        ======

(4) Reflects savings of $1,906 related to the Acquisitions as follows:

     Reduction of specific administrative cost allocations from parent company pursuant to the new Neste Service Agreement entered into as part of Acquisition Agreement, including training, personnel services, environmental and security, accounting, procurement, and other administrative services................................  $1,554
     Reduction of insurance expense as a result of terminating Neste Oy captive insurance arrangement pursuant to the Acquisition
      Agreement and instituting a stand-alone coverage program.........     352
                                                                         ------
                                                                         $1,906
                                                                         ======

(5) Adjustment for interest is comprised of the following:

     Interest on the Notes ........................................... $6,000
     Amortization of premium on the Notes.............................   (290)
     Elimination of interest on debt repaid........................... (1,045)
     Amortization of deferred financing costs related to the offering
      of the Notes....................................................    333
                                                                       ------
                                                                       $4,998
                                                                       ======

  The interest rate on the Notes is 10%. The premium on the Notes is calculated at 3.67% of the principal of the Notes and is amortized using the effective interest rate method. The assumed interest rate on the Amended and Restated Credit and Security Agreement with BNY Financial Corporation (successor in interest to The Bank of New York Commercial Corporation), as agent and lender, as amended to date, and the Agreement Respecting a Term Loan and other Credit Facilities dated February 25, 1994 between StyroChem International, Ltd. and the Bank of Montreal, as amended to date (collectively, the "Credit Agreements") is approximately 7.5%.

(6) Reduction of income tax provision due to reduction in taxable income from pro forma adjustments.

(7) EBITDA represents income (loss) from continuing operations before interest, income tax expense, depreciation and amortization and restructuring and other non-recurring charges. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under Generally Accepted Accounting Principles ( "GAAP") and should not be considered as an alternative either to net income as an indicator of the Company's operating performance or to cash flows as a measure of the Company's liquidity.

(8) Interest includes amortization of debt issuance costs related to the Credit Agreements, the Prior Notes and the Notes and amortization of premium related to the Notes of $232 and $817 for the historical and pro forma years ended December 27, 1996, respectively. The interest rate on the Notes and the Prior Notes is 10%. The assumed interest rate on the Credit Agreements for the pro forma year ended December 27, 1996 is approximately 7.5%. The premium on the Notes of 3.67% is amortized over the life of the Notes.

(9) Cash interest consists of interest less the amortization of deferred financing fees, plus the amortization of the premium on the Notes.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                         SIX MONTHS ENDED JUNE 27, 1997
                                     ------------------------------------------
                                      RADNOR   STYROCHEM  PRO FORMA      PRO
                                      ACTUAL   EUROPE(1) ADJUSTMENTS    FORMA
                                     --------  --------- -----------   --------
                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales........................... $114,455   $40,741    $   --      $155,196
Cost of goods sold..................   85,431    26,744
                                                             (312)(2)   111,863
                                     --------   -------    ------      --------
Gross profit........................   29,024    13,997       312        43,333
Distribution expense................    8,545     2,987                  11,532
Selling, general and administrative
 expenses...........................   11,440     8,730      (804)(3)    19,366
Restructuring charges...............       --        --                      --
                                     --------   -------    ------      --------
Income (loss) from operations.......    9,039     2,280     1,116        12,435
Interest............................    5,788        54     2,519 (4)     8,361
Other (income) expense, net.........     (138)      (83)                   (221)
                                     --------   -------    ------      --------
Income (loss) from continuing
 operations before income taxes and
 minority interest..................    3,389     2,309    (1,403)        4,295
Income tax expense (benefit)........      319       425      (425)(5)       319
                                     --------   -------    ------      --------
Income (loss) from continuing
 operations before minority
 interest...........................    3,070     1,884      (978)        3,976
Minority interest in income.........       --        --                      --
                                     --------   -------    ------      --------
Income (loss) from continuing
 operations......................... $  3,070   $ 1,884    $ (978)     $  3,976
                                     ========   =======    ======      ========
OTHER CONSOLIDATED PRO FORMA DATA:
EBITDA(6)........................... $ 13,030   $ 3,700    $1,525      $ 18,255
Ratio of EBITDA to interest(7)......                                        2.2x
Depreciation and amortization....... $  3,853   $ 1,337    $  409      $  5,599
Capital expenditures................    6,981       975        --         7,956
Cash interest(8)....................    5,512        54     2,494         8,060
Ratio of EBITDA to cash interest....                                        2.3x

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 27, 1997
                                (IN THOUSANDS)

(1) These amounts have been derived from the Neste Oy Polystyrene Upstream Business in Porvoo and Kokemaki, Isora Oy, Neste Cellplast AB, and Neste Thermisol A/S financial statements, including the notes thereto, on pages F-1 to F-37, for the six months ended June 30, 1997.

(2)Reflects savings (cost) of $312 related to the StyroChem Europe Acquisition as follows:

     Reduction of cost of goods sold to reflect provisions of new raw material purchase contract to be entered into as a condition of the Acquisition Agreement........................................  $  671
     Elimination of sick leave and disability payments made to
      employees who are not part of StyroChem Europe; liability is
      retained by the seller...........................................      50
     Additional depreciation as a result of a step-up in StyroChem
      Europe asset value...............................................    (409)
                                                                         ------
                                                                         $  312
                                                                         ======

(3)Reflects savings of $804 related to the Acquisitions as follows:

     Reduction of specific administrative cost allocations from parent company pursuant to the new Neste Service Agreement entered into as part of Acquisition Agreement, including training, personnel services, environmental and security, accounting, procurement, and other administrative services................................  $  459
     Reduction of insurance expense as a result of terminating Neste Oy captive insurance arrangement pursuant to the Acquisition
      Agreement and instituting a stand-alone coverage program ........     145
     Elimination of payments made to former owners of SP Acquisition
      Co. in connection with the acquisition of StyroChem..............     200
                                                                         ------
                                                                         $  804
                                                                         ======

(4)Adjustment for interest is comprised of the following:

     Interest on the Notes.............................................  $3,000
     Amortization of premium on the Notes..............................    (142)
     Elimination of interest on debt repaid............................    (506)
     Amortization of deferred financing fees related to the offering of
      the Notes........................................................     167
                                                                         ------
                                                                         $2,519
                                                                         ======

  The interest rate on the Notes is 10%. The premium on the Notes is calculated at 3.67% of the Notes and is amortized using the effective interest rate method. The assumed interest rate on the Credit Agreements is approximately 7.5%.

(5)Elimination of income tax provision due to reduction in taxable income from pro forma adjustments.

(6) EBITDA represents income (loss) from continuing operations before interest, income tax expense, depreciation and amortization and restructuring and other non-recurring charges. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative either to net income as an indicator of the Company's operating performance or to cash flows as a measure of the Company's liquidity.

(7) Interest includes amortization of debt issuance costs related to the Credit Agreements, the Prior Notes and the Notes and amortization of premium related to the Notes of $276 and $301 for the historical and pro forma six months ended June 27, 1997, respectively. The interest rate on the Notes and the Prior Notes is 10%. The assumed interest rate on the Credit Agreements for the pro forma six months ended June 27, 1997 is approximately 7.5%. The premium on the Notes of 3.67% is amortized over the life of the Notes.

(8) Cash interest consists of interest less the amortization of deferred financing fees, plus the amortization of the premium on the Notes.

                     PRO FORMA CONSOLIDATED BALANCE SHEET

                                               AS OF JUNE 27, 1997
                         ----------------------------------------------------------------
                          RADNOR   STYROCHEM EUROPE(1) PRO FORMA ADJUSTMENTS(2) PRO FORMA
                         --------  ------------------- ------------------------ ---------
                                                 (IN THOUSANDS)
ASSETS:
Current assets:
  Cash.................. $  1,349        $ 5,602               $(5,602)(3)      $  1,349
  Accounts receivable,
   net..................   22,495         12,546                  (100)(3)        34,941
  Inventory.............   22,566          7,390                  (100)(3)        29,856
  Deferred tax asset....    2,380             --                                   2,380
  Prepaid expenses and
   other................    3,142          2,456                (2,456)(3)         3,142
                         --------        -------                                --------
    Total current
     assets.............   51,932         27,994                                  71,668
Property, plant and
 equipment, net.........  115,311         29,880                12,282 (3)       157,473
Other assets............   10,434            541                 1,459 (4)        12,434
                         --------        -------                                --------
    Total assets........ $177,677        $58,415                                $241,575
                         ========        =======                                ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities
  Accounts payable...... $ 24,640        $ 7,070                                $ 31,710
  Accrued liabilities...   11,378          5,513                 1,000 (3)        17,891
  Other current
   liabilities..........       --            155                                     155
  Current portion of
   long-term debt.......      235             --                                     235
                         --------        -------                                --------
    Total current
     liabilities........   36,253         12,738                                  49,991
Credit Agreements.......   15,192             --               (12,043)(5)         3,149
Term Notes..............      118             --                                     118
Series B Senior Notes
 due 2003...............       --             --                62,203 (6)        62,203
Senior Notes due 2003...  100,000             --                                 100,000
                         --------        -------                                --------
    Total long-term
     debt...............  115,310             --                                 165,470
Deferred income taxes...   11,286             39                   (39)(3)        11,286
Other noncurrent
 liabilities............      450          2,350                (2,350)(3)           450
Commitments and contingencies
Stockholders' equity
  Common stock..........        1          6,665                (6,665)(3)             1
  Additional paid-in
   capital..............   17,720             --                                  17,720
  Division equity.......       --         31,869               (31,869)(3)            --
  Foreign currency
   translation
   adjustment...........        7           (754)                  754 (3)             7
  Retained earnings
   (deficit)............   (3,350)         5,508                (5,508)(3)        (3,350)
                         --------        -------                                --------
    Total stockholders'
     equity.............   14,378         43,288                                  14,378
                         --------        -------                                --------
      Total liabilities
       and stockholders'
       equity........... $177,677        $58,415                                $241,575
                         ========        =======                                ========

                               ----------------

(1) These amounts have been derived from the Neste Oy Polystyrene Upstream Business in Porvoo and Kokemaki, Isora Oy, Neste Cellplast AB, and Neste Thermisol A/S financial statements, including the notes thereto, on pages F-1 to F-37, as of June 30, 1997.
(2) A purchase accounting valuation of StyroChem Europe's assets and liabilities has not been completed. Upon completion of such valuation, the purchase price will be allocated to StyroChem Europe's assets and liabilities, both tangible and intangible. Management expects that, based on such allocation, additional purchase accounting adjustments will be made to assets and liabilities and, among other adjustments, property, plant and equipment will increase.
(3) Purchase accounting adjustments related to the acquisition of StyroChem Europe.
(4) Transaction costs of $2.0 million, net of purchase accounting adjustments of $0.5 million related to assets not being acquired in connection with the acquisition of StyroChem Europe.
(5) Repayment of debt outstanding under the Credit Agreements.
(6) Gross proceeds from the issuance of the Notes. The proceeds include the premium on the Notes, which is calculated at 3.67% of the principal of the Notes.

                                 EXHIBIT INDEX

 Exhibit
 Number  Description
 2.1     Sale of Assets Agreement between Neste Oy, Isora Oy, Neste Cellplast
         AB, Neste ThermiSol A/S and StyroChem Finland Oy, ThermiSol Finland
         Oy, ThermiSol Sweden AB, ThermiSol Denmark ApS and Radnor Holdings
         Corporation dated as of September 17, 1997 (the schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation
         S-K and will be provided supplementally to the Commission upon its request).

                                       1